UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ROOT9B HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROOT9B HOLDINGS, INC.

102 N. Cascade Avenue, Suite 220
Colorado Springs, Colorado 80903
Tel. (602) 889-1137

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:
Wednesday, July 19, 2017 at 10:30 a.m. Mountain Daylight Time

Place:
root9B Holdings, Inc.

90 S. Cascade Avenue, Suite 830

Colorado Springs, Colorado 80903

Record Date:
Only stockholders of record at the close of business on June 21, 2017 will be entitled to vote at the meeting and any adjournment. A list of stockholders of record as of the close of business on June 21, 2017 may be inspected for any purpose germane to the meeting during the ten-day period preceding the date of the meeting at our headquarters located at 102 N. Cascade Avenue, Suite 220, Colorado Springs, Colorado 80903.

Meeting Agenda:
1.
Election of ten directors to the Board of Directors

2.
Ratification of the appointment of Cherry Bekaert LLP as our independent auditors

3.
Approval of a non-binding advisory resolution supporting the indicated compensation of our Named Executive Officers

4.
Other business as may properly come before the meeting or any adjournment
Delivery of Proxy
Materials:
We will first mail the Proxy Statement, Proxy Card, and Annual Report on Form 10-K to stockholders on or about June 30, 2017.

Voting:
Please vote as soon as possible as instructed in Proxy Materials to ensure that your vote is recorded, even if you plan to attend the Annual Meeting in person. If you hold your shares in your name as a registered holder and not through a bank or brokerage firm, you may submit your vote in person. If you are the beneficial holder of shares held through a bank or brokerage firm, please contact your bank or broker to discuss voting in person. The vote you cast in person will supersede any previous votes that you submitted, whether by Internet, phone, or mail.

By order of the Board of Directors

Dan Wachtler
President and Chief Operating Officer

Dated: June 30, 2017

ROOT9B HOLDINGS, INC.

102 N. Cascade Avenue, Suite 220
Colorado Springs, Colorado 80903
Tel. (602) 889-1137

PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors (the “Board”) of root9B Holdings, Inc. solicits your proxy for the 2017 Annual Meeting of Stockholders of root9B Holdings, Inc. (our “Annual Meeting”), to be held at 10:30 a.m. Mountain Daylight Time on July 19, 2017, at the offices of root9B Holdings, Inc., 90 S. Cascade Avenue, Suite 830, Colorado Springs, Colorado, 80903, and at any postponements and adjournments thereof, for the purposes set forth in the “Notice of Annual Meeting of Stockholders”. If you plan to attend the Annual Meeting, please bring proof of stock ownership.

This Proxy Statement and the form of proxy relating to our Annual Meeting are first being made available to stockholders, on or about June 30, 2017. We will bear the cost of the solicitation of proxies. The original solicitation of proxies by mail may be supplemented by personal interview, telephone, and facsimile by our directors, officers, and employees. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by any such persons, and we may reimburse those custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so.

Proposals Requiring Your Vote. The Board is proposing the following three matters to be considered at the 2017 Annual Meeting:

●
The election of the director nominees, as set forth in “Proposal 1: Election of Directors”
●
The ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, as set forth in “Proposal 2: Ratification of Independent Registered Public Accounting Firm”
●
The non-binding resolution approving the indicated compensation of our Named Executive Officers, as set forth in “Proposal 3: Advisory Resolution Supporting the Compensation of our Named Executive Officers”

The Board recommends that you vote your shares FOR each nominated director and the other two proposals. We have not received notice of other matters that may be properly presented for voting at the annual meeting.

Submitting and Revoking Your Proxy. If you complete and submit your proxy, the persons named as proxies will follow your instructions. If you submit your proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote your shares as follows:

●
FOR each of the directors listed in “Proposal 1: Election of Directors”
●
FOR “Proposal 2: Ratification of Independent Registered Public Accounting Firm”
●
FOR “Proposal 3: Advisory Resolution Supporting the Compensation of our Named Executive Officers”

In addition, if other matters are properly presented for voting at the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. As of the date of this Proxy Statement, we are unaware of any other matters to be presented at the Annual Meeting.

Your vote is important. Please vote as soon as possible to ensure that your vote is recorded, even if you plan to attend the Annual Meeting in person. If you hold your shares in your name as a registered holder and not through a bank or brokerage firm, you may submit your vote in person. If you are the beneficial holder of shares held through a bank or brokerage firm, please contact your bank or broker to discuss voting in person. If voting in person at the meeting, please bring proof of identification. The vote you cast in person will supersede any previous votes that you submitted, whether by Internet, phone, or mail.

If you are a registered holder, you may revoke your proxy at any time before the Annual Meeting by submitting a later-dated proxy, voting in person at the Annual Meeting, or by delivering instructions to our Corporate Secretary before the Annual Meeting. If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.

Quorum Requirement. The holders of at least one-third of the outstanding shares of stock entitled to vote constitute a quorum at the Annual Meeting for the transaction of any business.

Votes Required to Adopt Proposals. Each share of our common stock outstanding on the Record Date is entitled to one vote on each of the ten director nominees and one vote on each other matter. Directors receiving a majority of votes cast will be elected. A majority of votes cast are needed for the approval of (A) the ratification of the appointment of Cherry Bekaert LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and (B) the non-binding advisory resolution supporting the indicated compensation of our Named Executive Officers.

Shares of common stock not present at our Annual Meeting and shares voting “abstain” have no effect on the election of directors, the ratification of the independent registered public accounting firm, or the approval of the non-binding advisory resolution supporting the compensation of our Named Executive Officers. Broker non-votes on these proposals (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed present or represented for determining whether stockholders have approved that proposal. Please note that banks and brokers that have not received voting instructions from their clients CANNOT vote on their clients’ behalf on the proposal for election of the director nominees and approval of advisory resolution supporting the compensation of Named Executive Officers.

Appraisal Rights. Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter's rights or appraisal rights with respect to any of the proposals.

Your Vote is Important
Please vote as promptly as possible
by signing, dating and returning the enclosed Proxy Card

CORPORATE GOVERNANCE

OUR CURRENT BOARD OF DIRECTORS

The Board currently consists of nine directors. Five of our nine directors are independent directors under the NASDAQ Stock Market Rules. The Board is led by our Chairman, Mr. Grano, and our Vice Chairman, Isaac Blech. We have three standing committees and one subcommittee of the Board: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Nominations Subcommittee thereof. The table below summarizes the positions each of our directors holds on the Board:

Name	Age	Director Since	Audit	Compensation	Nom. & Gov.
Joseph J. Grano, Jr.1	69	2012
Isaac Blech2	67	2011			✓
Kevin Carnahan*	59	2011	✓		Chair+
Eric Hipkins3	49	2016
Gregory C. Morris*	56	2008	✓	Chair
Anthony Sartor*	74	2014		✓
Seymour Siegel*	74	2012	Chair
Cary Sucoff*	65	2011			✓ +
Dan Wachtler4	46	2015			✓

*           Independent
+           Member of the Nominations Subcommittee
1.
Mr. Grano is the Non-executive Chairman of the Board as of May 25, 2017
2.
Mr. Blech is the Vice-Chairman of the Board.
3.
Mr. Hipkins is the Chief Executive Officer as of May 25, 2017.
4.
Mr. Wachtler is our President and Chief Operating Officer.

OUR DIRECTOR NOMINEES

Six of our current directors have been nominated by the Nominations Subcommittee for election to the Board at our Annual Meeting. In connection with our shift to a “pure-play” cybersecurity company, it was mutually agreed upon that Messrs. Blech, Morris, and Sucoff would not stand for reelection. The Nominations Subcommittee has selected four other individuals—Ms. Colleen K. McKeown and Messrs. Dieter Gable, Richard Ledgett, and Norman Stout—to stand for election. The table below summarizes the positions of each director nominee, as recommended by the Nominations Subcommittee:

Name	Age	Director Since	Audit	Compensation	Nom. & Gov.
Joseph J. Grano, Jr.1	69	2012
Kevin Carnahan*	59	2011	✓		Chair+
Dieter Gable#	48	—
Eric Hipkins2	49	2016
Colleen K. McKeown*#	54	—		Chair	✓+
Anthony Sartor*	74	2014		✓
Seymour Siegel*	74	2012	Chair
Norman Stout*#	59	—	✓	✓
Richard Ledgett *#	59	—
Dan Wachtler3	46	2015			✓

*           Independent
#           New member of the Board
+           Member of the Nominations Subcommittee
1.
Mr. Grano is the Non-executive Chairman of the Board as of May 25, 2017.
2.
Mr. Hipkins is the Chief Executive Officer as of May 25, 2017.
3.
Mr. Wachtler is our President and Chief Operating Officer.

INFORMATION ABOUT OUR DIRECTOR NOMINEES

None of our directors or executive officers are related to any other director or executive officer. Our directors who hold any directorships in any other public company are identified under each individual biography below. All directors, except Messrs. Gable, Grano, Hipkins, and Wachtler are independent directors as defined by the NASDAQ Stock Market Rules.

The discussion below provides an overview of the background of each of our directors and their qualifications to serve on the Board, including each director’s principal occupation, business experience for at least the past five years, and certain other information relating to the qualifications of each of our directors.

Joseph J. Grano, Jr. Mr. Grano is the Non-executive Chairman of the Board. From May 2014 through May 25, 2017, Mr. Grano served as the Chief Executive Officer and Chairman of the Company. Mr. Grano has been Chairman and Chief Executive Officer of Centurion Holdings since 2004, and was previously the Chairman and Chief Executive Officer of UBS Financial Services (formerly UBS PaineWebber). Mr. Grano is a former Chairman of the NASD Board of Governors; member of the NASD’s Executive Committee; and was appointed in 2002 by President George W. Bush to serve as Chairman of the Homeland Security Advisory Council. He began his Wall Street career with Merrill Lynch after serving in Vietnam as a member of the U. S. Special Forces (Green Berets). Mr. Grano holds Honorary Doctor of Law degrees from Pepperdine University and Babson College as well as Honorary Doctor of Humane Letters degrees from Queens College, City University of New York, and Central Connecticut State University. In addition, he holds an Honorary Doctor of Business Administration degree from the University of New Haven. Mr. Grano is on the board of directors for Aevi Genomic Medicine, Inc. where he is chair of the nominating and governance committee and a member of the compensation committee.

Kevin Carnahan. Mr. Carnahan was a senior managing partner at Accenture LLP where he led the systems integration business until he retired in 2009. During his time at Accenture LLP, Mr. Carnahan also led Client Service Delivery and Quality for Financial Services, including Management Consulting, Technology (Systems Integration and IT Outsourcing) and BPO. Prior to that, he led several financial services teams in Europe. Mr. Carnahan serves on the Audit and Nominating and Governance Committees. He chairs the Nominating and Governance Committee and its independent subcommittee. In addition, Mr. Carnahan serves as a director on three non-profit organizations.

Dieter Gable. Mr. Gable has a record of over 20 years of leadership, business development and operating results with a career blending a broad range of experiences in the private and public sectors. His experience encompasses deep technology and operational capabilities aimed at delivering meaningful and measurable results. Mr. Gable’s key strengths are built around the ability to develop a vision, implement multi-disciplinary teams supporting the vision, provide concise situation assessments throughout the life-cycle of an initiative and leveraging solid interpersonal skills to interface effectively with project teams, C-Level executives, and company boards.

Currently, Mr. Gable is the CEO of TB Consulting, a company that helps clients optimize their IT spending by designing, building, and managing customized private enterprise grade cloud systems that clients consume on a per-unit basis. As CEO, he realigned the firm with more focused business offering and segment orientation to grow the revenue from a “lifestyle” business to a company with market reach in the Southwest, specifically Phoenix, San Diego and Las Vegas.

Prior to TB Consulting, Mr. Gable was Founder and Managing Director of Next Step Advisors, an Arizona based business consultancy employing a structured process based on four key components (Strong Corporate Governance, Strategy Development, Management and Capital Formation) to help small to mid-sized businesses reach their full potential. Mr. Gable leveraged an extensive network of industry professionals and extensive entrepreneurial experience to help small to midsize companies find expansion capital and new market opportunities.

Mr. Gable was a partner with Accenture LLP and focused on both financial services and government sector clients. Mr. Gable led two practice areas that each developed specialized software solution along with work on two Fortune-100 clients featuring multi-disciplinary teams, significant third party integrations and multi-year, multi-phase complexities.

Eric Hipkins. Mr. Hipkins is the Chief Executive Officer of the Company as of May 25, 2017. Mr. Hipkins is an accomplished Cyber, Intelligence and Cryptology professional with more than 25 years of specialty experience in advanced cyber and technical intelligence operations. He is a military veteran with an extensive background across the Department of Defense, Intelligence and Commercial community. His professional background spans numerous assignments across the Cyber and Cryptology community including senior positions within the U.S. Intelligence, Special Programs and Special Operations Community. These assignments included direct support to the President of the United States and members of Congress. Mr. Hipkins is professionalized by the National Security Agency as an Intelligence Analyst and Adjunct Faculty. He is the recipient of the distinguished Knowlton Award for significant intelligence contributions to the United States of America.

Mr. Hipkins is also a member of the Homeland Security Advisory Council’s Cybersecurity subcommittee.

Colleen M. McKeown. Ms. McKeown’s 30 years of experience in Human Resources and Communications provides strategic leadership and execution for firm growth, compliance, and best practices with HR and communication functions. Her career includes positions and companies such as Chief Negotiator, Northwest Airlines, SVP HR and Communications, eFunds Corporation, and Chief Administrative Officer of iDLX Corporation. Ms. McKeown started her career at Ford Motor Company and has worked in a variety of other HR positions at such companies as Ford Credit Corporation, Pepsi-Cola, Gate Gourmet and USAirways. She also served on the board of IPSA International from 2008 until it was sold to root9B Holdings, Inc.

In her most recent position as SVP Human Resources and Communications zulily, LLC, (May 2013-January 2017) Ms. McKeown built the team and HR infrastructure for the high growth company’s IPO and subsequent sale of the company to Liberty Interactive. From September 2012 through May 2013, Ms. McKeown was VP HR of Fluke, a Danaher Corporation. From May 2005 through September 2012, she was the SVP HR, Security, and Communications for ON Semiconductor, a $3.5+ billion company with over 21,000 employees in over 20 countries.

In her positions as an HR executive she led compensation and related equity SEC filings, succession planning and all functions of HR. Working directly with the Compensation Committee and the Board of Directors of both private and public companies, Ms. McKeown has extensive and varied executive experience, including equity compensation, changing market place challenges, and ensuring a continued focus on shareholder needs. Ms. McKeown holds B.A. degrees in Economics and History from Tufts University and a Master of Labor and Industrial Relations from the University of Illinois at Urbana-Champaign.

Anthony Sartor. Dr. Sartor has served as Chairman and CEO of Paulus, Sokolowski, and Sartor (“PS&S”), a consulting engineering firm based in New Jersey serving New York, New Jersey, Pennsylvania and Puerto Rico since 2009. Prior to PS&S, Dr. Sartor served as Senior VP of National Grid (formerly KeySpan) and from 2003 until 2009 was President of a subsidiary, National Grid Energy Services. Dr. Sartor served as Commissioner over the Port Authority of New York and New Jersey from 1999 to 2014 where he served as Chairman of the WTC Site Redevelopment Committee and of the Committee for Capital Programs. In addition to chairing these committees he also served on the Security, Governance and Ethics, and Labor committees. Dr. Sartor also was appointed by the Governor of New Jersey as Commissioner, from 1992 - 1999, over the New Jersey Sports and Exposition Authority. Dr. Sartor has a Bachelor of Chemical Engineering from Manhattan College as well as a Masters in Engineering and a Doctorate in Philosophy, both from the University of Michigan. Mr. Sartor also serves on the boards of John Cabot University - Rome and Turtle and Hughes, a privately owned company.

Seymour Siegel. Mr. Siegel is a Certified Public Accountant, currently inactive, and is a trusted advisor to management and boards. He was, until July 1, 2014, a principal emeritus at Rothstein Kass (now KPMG), an international firm of accountants and consultants. Mr. Siegel was a founder of Siegel Rich & Co., CPA’s, which eventually merged with what is now known as WeiserMazars LLP. He was a senior partner there until selling his interest and co-founding a business advisory firm which later became a part of Rothstein Kass. He received his Bachelor of Business Administration from the Baruch School of The City College of New York. He has been a director and officer of numerous business, philanthropic and civic organizations. As a professional director, he has served on the boards of numerous companies over the last 25 years. He is currently a director and chairman of the audit committees of Air Industries Group, Inc. and root9B Holdings, Inc. He formerly held similar positions at Hauppauge Digital, Inc., Oak Hall Capital Fund, Prime Motor Inns Limited Partnership, Noise Cancellation Technologies, Inc., and Emerging Vision, Inc., among others.

Norman Stout. Mr. Stout’s 25+ years of business leadership brings qualified expertise in senior management positions, concentrating on strategic business growth and maximizing profitability. Capacities in which Mr. Stout has previously or currently serves include Committee Chairman of various Boards, CEO, Executive Chairman, and Chief Strategic Officer.

Mr. Stout has served on the Board of Directors for Remy International from 2007 until when they were sold in 2105. He was a member of the audit committee and compensation committee including chairing of the Compensation Committee from May 2011 to December 2014.

In January 2015, Mr. Stout became an executive of Desert Island Restaurants, LLC, an owner and operator of full service restaurants. Prior to his executive appointment at Desert Island Restaurants, Mr. Stout served as an investment professional with True North Venture Partners from November 2011 through 2015.

Previously, Mr. Stout served as a director and Chairman of the Board of Directors of EF Johnson Technologies, Inc. (August 2010 to March 2014) until it was sold. During that time, he served as interim Chief Executive Officer from August 2010 to November 2010. He previously served as Executive Chairman of Hypercom Corporation from December 2007 until August 2009 and Chairman until the company was sold in August 2011.

At Mitel USA, Mr. Stout served as Chief Executive Officer from August 2007 through June 2008. He previously served as Chief Executive Officer of Inter-Tel from February 2006 through August 2007 when Inter-Tel was acquired by Mitel USA. Mr. Stout had been with Inter-Tel since June 1998, and had served as Chief Strategy Officer and Chief Administrative Officer prior to becoming Chief Executive Officer. Mr. Stout began his professional career at Coopers & Lybrand as a CPA.

Richard Ledgett. Mr. Richard Ledgett serves as the Deputy Director and senior civilian leader of the National Security Agency. In this capacity, he acts as the Agency’s chief operating officer, responsible for guiding and directing studies, operations, and policy.

He led the NSA Media Leaks Task Force from June 2013 to January 2014, and was responsible for integrating and overseeing the totality of NSA’a efforts surrounding the unauthorized disclosures of classified information by a former NSA affiliate.

Mr. Ledgett began his NSA career in 1988 and has served in operational, management, and technical leadership positions at the branch, division, office, and group levels. From 2012 to 2013, he was the Director of the NSA/CSS Threat Operations Center, responsible for round-the-clock cryptologic activities to discover and counter adversary cyber efforts. Prior to NTOC, he served in several positions from 2010 to 2012 in the Office of the Director of National Intelligence in both the collection and cyber mission areas. He was the first National Intelligence Manager for Cyber, serving as principal advisor to the Director of National Intelligence on all cyber matters, leading development of the Unified Intelligence Strategy for Cyber, and coordinating cyber activities across the Intelligence Community (IC). Previous positions at NSA include Deputy Director for Analysis and Production (2009-2010), Deputy Director for Data Acquisition (2006-2009), Assistant Deputy Director for Data Acquisition (2005-2006), and Chief, NSA/CSS Pacific (2002-2005). He also served in a joint IC operational activity, and as an instructor and course developer at the National Cryptologic School. Mr. Ledgett spent nearly 11 years in the U.S. Army as a SIGNITer and, between the Army and NSA, has completed six field tours.

Mr. Ledgett has an undergraduate degree in psychology and a graduate degree in strategic intelligence. He has taken additional graduate coursework in engineering, computer science, and business, and served as adjunct faculty at both the National Cryptologic School and the Joint Military Intelligence College.

His civilian awards include both the Distinguished and Meritorious Executive Presidential Rank Awards, the NSA Exceptional Civilian Service and Meritorious Civilian Service Awards, and the National Intelligence Superior Service Medal.

Dan Wachtler. Mr. Wachtler is our President and Chief Operating Officer. He is a 20-year industry veteran that has served in both sales and operational management roles at IPSA. Previously, Mr. Wachtler served as President and CEO of IPSA from April 2005 until its acquisition by root9B in 2015 and subsequently led and facilitated two capital restructuring initiatives within IPSA, including the management buy-out in 2005. Mr. Wachtler’s vision transitioned IPSA from being an armed protection and investigations service provider to an international investigative and risk advisory firm. His strategic aptitude also successfully led to IPSA’s global expansion, adding offices in London, Dubai and Hong Kong in recent years. Mr. Wachtler serves on the board of the BritishAmerican British organization. Mr. Wachtler received a B.A. from the University of Arizona.

INFORMATION REGARDING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee

The Audit Committee assists the Board in its general oversight of our financial reporting, internal controls, and audit functions, and is responsible for the appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm. The Audit Committee is also responsible for reviewing and approving related party transactions, discussing risk management with management, and maintaining and enforcing our Code of Ethics.

The Audit Committee’s job is one of oversight. Management is responsible for our financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing our financial statements. It is the Audit Committee’s responsibility to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews. Therefore, the Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles and on the representations of the independent registered public accounting firm included in their report on our consolidated financial statements.

All members of the Audit Committee are independent under the NASDAQ Stock Market Rules. The Board has determined that Mr. Siegel also meets the SEC’s qualifications to be an “audit committee financial expert”. Under the rules promulgated by the SEC, the designation or identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed on such person as a member of the Audit Committee and the Board in the absence of such designation or identification. The Board has determined that all members of the Audit Committee are financially literate and experienced in business matters and are capable of (1) understanding generally accepted accounting principles (“GAAP”) and financial statements, (2) assessing the general application of GAAP principles in connection with our accounting for estimates, accruals and reserves, (3) analyzing and evaluating our financial statements, (4) understanding our internal controls and procedures for financial reporting, and (5) understanding audit committee functions.

The report of the Audit Committee for fiscal year 2016 can be found below under the heading “Proposal 2: Ratification of Appointment of Independent Auditors.” The Audit Committee operates under a written charter adopted by the Board. A copy of the Audit Committee’s charter is available on our website, www.root9bholdings.com, under the “Investor Relations—Corporate Governance” tab.

Compensation Committee

The Compensation Committee has authority for reviewing and determining salaries, performance-based incentives, and other matters related to the compensation of our executive officers, and administering our stock option plans, including reviewing, amending, and granting stock options to our executive officers and key employees. All of the directors on the Compensation Committee are independent.

The Compensation Committee operates under a formal charter that governs its duties and standards of performance. A copy of the Compensation Committee’s charter is available on our website, www.root9bholdings.com, under the “Investor Relations—Corporate Governance” tab.

Nominating and Governance Committee

The primary responsibilities of the Nominating and Governance Committee are to identify individuals qualified to become members of the Board, select or recommend director nominees for each election of directors, develop and recommend to the Board criteria for selecting qualified director candidates, and provide oversight in the evaluation of the Board and each committee. In accordance with the NASDAQ Stock Market rules, all functions relating to the selection of director nominees are carried out by the Nominations Subcommittee, which is comprised solely of independent directors.

The Nominations Subcommittee is responsible for reviewing with the Board, from time to time, the appropriate skills and characteristics required of Board members in the context of the current makeup of the Board. This assessment includes understanding of and experience in business, consulting and solution companies and finance experience. The Nominations Subcommittee reviews these factors, among others, in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominations Subcommittee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members.

Consideration of new Board candidates typically involves a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. Board members or executive officers typically suggest candidates for nomination to the Nominations Subcommittee. If appropriate, the Nominations Subcommittee may retain a professional search firm to identify potential director candidates. The Nominations Subcommittee considers candidates proposed by stockholders and evaluates them using the same criteria as for other candidates. A stockholder seeking to recommend a prospective nominee for the Nominations Subcommittee’s consideration must do so by giving notice in writing to the Nominations Subcommittee at root9B Holdings, Inc., 102 N. Cascade Avenue, Suite 220, Colorado Springs, Colorado 80903. Any such notice must, for any given annual meeting, be delivered to the Nominations Subcommittee not less than 120 days prior to the anniversary of the preceding year’s annual meeting. The notice must state (1) the name and address of the stockholder making the recommendations, (2) the name, age, business address, and residential address of each person recommended, (3) the principal occupation or employment of each person recommended, (4) the class and number of shares of our common stock that are beneficially owned by each person recommended and by the recommending stockholder, (5) any other information concerning the persons recommended that must be disclosed in nominee and proxy solicitations in accordance with Regulation 14A of the Securities Exchange Act of 1934, and (6) a signed consent of each person recommended stating that he or she consents to serve as a director of our Company if elected.

The Nominating and Governance Committee operates under a written charter, a copy of which is available on our website, www.root9bholdings.com, under the “Investor Relations—Corporate Governance” tab.

GOVERNANCE

Attendance at Board, Committee and Annual Stockholders’ Meetings

The Board held three formal meetings, conducted ten telephonic meetings and acted by unanimous written consent one time in 2016. Committee meetings are held as needed and can be conducted via telephone. The Audit Committee met four times, and the Compensation Committee met one time. The Nominating Committee did not meet separately from the Board meetings. We expect each director to attend every meeting of the Board and the committees on which the director serves. All directors attended at least 75% of the meetings or calls of the Board and the committees on which they served in 2016 during the time in which they were appointed to the Board and the respective committees. Although we have no formal policy, we encourage each of the directors to attend the Annual Meeting of stockholders.

Director Independence

We are subject to the listing standards of the NASDAQ Stock Market Rules. These listing standards have both objective tests and a subjective test for determining who is an “independent director” of each listed company. The objective tests state, among other things, that a director is not considered independent if he or she is an employee of ours or is a partner in or executive officer of an entity to which we made, or received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year, or $200,000, whichever is greater. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based on our interpretation of the subjective test, we have determined that Isaac Blech is not independent. Except for Messrs. Gable, Grano, Hipkins, and Wachtler, five of our current directors and five directors qualify as “independent” in accordance with the published listing standards of NASDAQ.

Corporate Code of Ethics

The Board is committed to legal and ethical conduct in fulfilling its responsibilities. The Board expects all directors, as well as officers and employees, to act ethically at all times. All directors, officers, and employees must adhere to our Code of Business Conduct and Ethics. We have implemented a Whistleblower Policy and provide multiple ways in which perceived unethical conduct can be anonymously reported. The Code of Business Conduct and Ethics and the Whistleblower Policy are posted on our Internet website at www.root9bholdings.com, under the “Investor Relations—Corporate Governance” tab.

Communications with the Board of Directors.

The Board recommends that stockholders initiate any communication with the Board in writing and send it to the attention of our Corporate Secretary by mail to: Board of Directors, root9B Holdings, Inc., 102 N. Cascade Avenue, Suite 220, Colorado Springs, Colorado 80903, or by e-mail to investor@root9bholdings.com. This process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The Board has instructed our Corporate Secretary to review such correspondence and, in his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration.

DIRECTOR COMPENSATION

The following table sets forth certain information regarding the compensation earned by and awarded to each non-employee director who served on the Board in 2016. In December 2016, we amended our certificate of incorporation to (i) effect a one-for-fifteen (1:15) reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Split”), (ii) decrease the number of authorized shares of its common stock from 125,000,000 to 30,000,000, and (iii) change the name of the Company to root9B Holdings, Inc. When the Reverse Split became effective, every fifteen shares of the Company’s issued and outstanding common stock were automatically converted into one share of common stock. The number of outstanding shares of common stock was reduced from approximately 84.4 million shares to approximately 5.6 million shares. As required by the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 260-10-55-12 “Earnings per Share,” all shares presented in this Proxy Statement reflect the new number of shares after the Reverse Split. Under our director compensation policies, each non-employee director receives (1) an annual stock option grant to purchase 1,667 shares, which vest immediately, (2) an annual retainer of $10,000, (3) a cash stipend of $3,500 per in-person meeting of the Board, (4) a cash stipend of $1,500 per in-person meeting of each committee, and (5) an additional cash stipend for serving as the chair of each committee (Audit - $10,000, Compensation - $7,500, and Nominating and Governance - $5,000). Our employee directors—Messrs. Grano, Hipkins, and Wachtler—did not receive compensation for their services as directors in 2016. As of May 25, 2017, Mr. Grano resigned as Chief Executive Officer and continues to serve as the Non-executive Chairman of the Board. Effective May 25, 2017, the Board has approved a salary of $120,000 per annum and the reimbursement of expenses incurred on behalf of the Company of $8,000 per month.

Director	Fees Earned Or Paid In Cash ($)	Stock Awards ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation (2) ($)	Total ($)
Isaac Blech	18,500	-	10,790	-	-	-	29,290
Kevin Carnahan	25,000	-	10,790	-	-	-	35,790
John Catsimatidis (3)	3,500	-	-	-	-	-	3,500
Wesley Clark (3)	-	-	-	-	-	-	-
Pat Kolenik (3)	5,000	-	-	-	-	-	5,000
Greg Morris	35,500	-	10,790	-	-	-	46,290
Harvey Pitt (3)	-	-	-	-	-	-	-
Anthony Sartor	20,500	-	10,790	-	-	-	31,290
Seymour Siegel	36,500	-	10,790	-	-	-	47,290
Cary Sucoff	22,000	-	10,790	-	-	-	32,790

(1)
The amount set forth in this column represents the aggregate fair value of the awards as of the grant date, computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation” using the Black-Scholes valuation method. The assumptions used in calculating these amounts are based on a vesting period of five years and current risk free interest rates and volatility at grant date. A description of the specific assumptions used in our valuation methods can be found under the heading “Stock Options” in Note 13—Stockholders’ Equity to the financial statements filed with our Annual Report on Form 10-K.
(2)
Each director is entitled to reimbursement for such director’s reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board or its committees and related activities, including director education courses and materials. Reimbursements for out-of-pocket expenses for the fiscal year ended December 31, 2016 were minimal.

(3)
Did not stand for reelection as a Director at the annual meeting on May 24, 2016.

EXECUTIVE OFFICERS

In addition to the information provided above about Messrs. Grano, Hipkins, and Wachtler, the following sets forth certain information regarding our current executive officers:

Joseph J. Grano, Jr. (1)	69	Director, Non-executive Chairman, and former Chief Executive Officer
William Hoke (2)	55	Chief Financial Officer
Dan Wachtler (3)	46	Director, President, and Chief Operating Officer
Eric Hipkins (4)	49	Director and Chief Executive Officer

(1)
Mr. Grano is the Non-executive Chairman of the Board as of May 25, 2017.
(2)
Mr. Hoke is the Chief Financial Officer as of November 22, 2016.
(3)
Mr. Wachtler became our President and Chief Operating Officer on August 31, 2016.
(4)
Mr. Hipkins is the Chief Executive Officer as of May 25, 2017.

William Hoke. Mr. Hoke joined us from Road Machinery, Inc., where he served as Chief Financial Officer since June 2008. During 2007 and 2008, Mr. Hoke served as the Vice President of Finance and Interim Chief Financial Officer of Mesa Air Group, Inc. (formerly NASDAQ:MESA). Prior to Mesa, Mr. Hoke served as the North American Vice President of Finance for Insight Enterprises, Inc. (NASDAQ:NSIT), a global provider of IT hardware, software, and service solutions to business, government, healthcare and educational clients. Mr. Hoke holds a BS in Accounting from the University of Northern Iowa and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Option Awards ($) (2)	Other Compensation ($)		Total Compensation ($)
Joseph Grano Jr (3)	2016	427,083	-	-	-		427,083
Former Chief Executive Officer and current Non-Executive Chairman	2015	500,000	-	-	-		500,000

Dan Wachtler (4)	2016	363,539	-	-	-		363,539
President & Chief Operating	2015	386,951	-	-	82,549	(5)	469,500
Officer

Eric Hipkins (6)	2016	345,833	-	1,330,666	13,493	(7)	1,689,992
CEO	2015	250,000	-	309,308	11,773	(7)	571,081

Brian King (8)	2016	319,272	-	-	16,000		335,272
Former Chief Operating Officer	2015	269,167	150,000	242,504	-		661,671

(1)
Variances from base salary include compensation per our policy for payouts of vacation time not used in prior years that is ineligible to rollover year to year.
(2)
Represents stock options granted to these executives. The amount set forth in this column represents the aggregate fair value of the awards as of the grant date, computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation” using the Black-Scholes valuation method. The assumptions used in calculating these amounts are based on a vesting period of five years and current risk free interest rates and volatility at grant date.
(3)
On May 20, 2014, we appointed Mr. Grano as CEO. Prior to this Mr. Grano was the non-executive Chair of the Board. Prior to his appointment as CEO, Mr. Grano received $3,500 for his services as a Director. Mr. Grano voluntarily waived his annual bonus of $500,000 for the fiscal years ended December 31, 2016 and 2015. Mr. Grano stepped down as our Chief Executive Officer and is the Non-executive Chairman as of May 25, 2017. On August 25, 2016, Mr. Grano agreed to a voluntary reduction in his compensation to an annual base salary of $250,000 from $500,000.

(4)
On February 6, 2015, we appointed Mr. Wachtler as the Chief Executive Officer of IPSA International Services, Inc., a subsidiary of ours. Mr. Wachtler became our President and Chief Operating Officer on August 31, 2016. On August 25, 2016, Mr. Wachtler agreed to a voluntary reduction in his compensation to an annual base salary of $250,000 from $450,000.
(5)
The amount under “Other Compensation” represents a housing allowance.
(6)
On November 1, 2016, Mr. Hipkins was granted 176,786 stock options with an exercise price of $10.20 per share, which options vest one half immediately and one half when root9b LLC is profitable as such term is described in the stock option agreement. Mr. Hipkins is the CEO as of May 25, 2017.
(7)
The amount under “Other Compensation” represents an annual auto allowance.
(8)
On August 31, 2016, in connection with Mr. Wachtler’s appointment as President and Chief Operating Officer, Brian King resigned his position as the Company’s Chief Operating Officer. Effective September 1, 2016, the Company entered into a Separation Agreement and Release with Mr. King. The Agreement provides that Mr. King will continue to serve as a consultant to the Company in order to, among other things, assist with the transition of roles for a period of 24 months following the Effective Date.

2008 Stock Incentive Plan

The following table provides information about the number of outstanding equity awards held by Named Executive Officers at December 31, 2016. As of December 31, 2016, options to purchase 453,705 shares of our common stock by our executives were outstanding.

Outstanding Equity Awards at Fiscal Year-End
	Option awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of Securities underlying unexercised options unexercisable (#)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Joseph J. Grano, Jr.	35,253	-	-	11.40	12/31/17
	5,000	-	-	8.85	7/1/18
	16,667	-	-	9.30	3/1/19
	133,333	-	-	9.15	5/20/24
Dan Wachtler	-	-	-	-	-
	-	-	-	-	-
	-	-	-	-	-
	-	-	-	-	-
Eric Hipkins	13,333	-	-	10.50	6/4/24
	6,667	-	-	21.75	3/26/25
	15,555	7,778	-	19.50	12/8/25
	88,393	88,393	-	10.20	11/1/26
Brian King(1)	10,000	-	-	8.70	1/1/24
	6,667	-	-	9.90	4/1/24
	13,333	-	-	21.75	3/26/25
	8,889	4,444	-	19.50	12/8/25

(1)
On August 31, 2016, in connection with Mr. Wachtler’s appointment as President and Chief Operating Officer, Brian King resigned his position as the Company’s Chief Operating Officer. Effective September 1, 2016, the Company entered into a Separation Agreement and Release with Mr. King. The Agreement provides that Mr. King will continue to serve as a consultant to the Company in order to, among other things, assist with the transition of roles for a period of 24 months following the Effective Date.

EMPLOYMENT AGREEMENTS

We have entered into the following employment agreements with our executive officers:

On November 22, 2016, we entered into an employment agreement with William Hoke for a term of two years. The employment agreement provides for a base salary of $225,000 per annum. Mr. Hoke shall be eligible for a bonus as determined by the Board. Mr. Hoke also received a grant of stock options to purchase 20,000 shares of common stock.

Upon termination of Hoke’s employment agreement for disability, death, cause, or resignation without good reason, he will not have any further rights under his agreement, except the right to receive the accrued but unpaid portion of his base salary prorated as necessary in order to account for any partial year up to the termination date and reimbursement for any accrued expenses for which he has not been reimbursed.

Upon termination of Hoke’s employment agreement without cause or due to resignation for good reason, the Company will pay severance compensation equal to the greater of the unpaid salary through November 22, 2018 or one half of the salary. The Company will reimbursement for any accrued expenses for which he has not been reimbursed. Additionally, in the event of any change of control where the acquirer does not assume Mr. Hoke’s agreement, the Company will accelerate vesting of outstanding Company stock options so that as of the termination date, the options will be considered fully vested and exercisable.

On May 20, 2014, we entered into an employment agreement with Mr. Grano, our former Chief Executive Officer which provides for a term of three years. Pursuant to the terms of the employment agreement, we have agreed to pay Mr. Grano a base salary of $500,000 annually. Mr. Grano shall also be eligible for a minimum guaranteed annual bonus of $500,000 and was issued an option to purchase an aggregate of 133,333 shares of our common stock with a strike price of $9.15, which vested one third immediately, one-third after one year and one-third after two years. Mr. Grano’s annual bonus was voluntarily waived for the two years ended December 31, 2016 and 2015. On August 25, 2016, Mr. Grano agreed to a voluntary reduction in his compensation to an annual base salary of $250,000 from $500,000.

Upon the termination of Grano’s employment for cause, Grano shall have the right to receive, in addition to any obligations which accrued during his time of service, a prorated portion of his annual bonus.

Upon the termination of Grano’s employment without cause or resignation for good reason or his death or disability, Grano shall have the right to receive, in addition to any obligations which accrued during his time of service, (i) a severance payment equal to his annual base salary and bonus paid for the remainder of the term paid in accordance with the regular payroll practices of the Company, (ii) continuation of health care benefits for the remainder of the term, and (iii) acceleration of any unvested Options.

Effective May 25, 2017, Mr. Grano resigned as the Company’s Chief Executive Officer and continues to serve as the Non-executive Chairman of the Board. The Board has approved compensation to be paid to Mr. Grano in the amount of $120,000 per annum and the reimbursement of expenses incurred on behalf of the Company of $8,000 per month.

On February 9, 2015, our subsidiary, IPSA International Services Inc., entered into an employment agreement with Dan Wachtler for a term of three years. The employment agreement provides for a base salary of $450,000 annually. Mr. Wachtler shall also be eligible for an annual bonus up to 67% his base salary and grants of equity as determined by the Board at their discretion. Mr. Wachtler was not awarded a discretionary bonus in 2015. On August 25, 2016, Mr. Wachtler agreed to a voluntary reduction in his compensation to an annual base salary of $250,000 from $450,000.

Upon termination of Wachtler’s employment for cause or due to his death or disability, except with respect to any obligations which accrued during his time of service, all other obligations under his employment agreement will automatically become terminated.

Upon the termination of Wachtler’s employment without cause or resignation for good reason, Wachtler shall have the right to receive, in addition to any obligations which accrued during his time of service, (i) a severance payment equal to his annual base salary for the remainder of the term paid in accordance with the regular payroll practices of the Company and (ii) continuation of health care benefits for the remainder of the term.

On November 22, 2013, our subsidiary, root9B LLC, entered into a two-year employment agreement with Mr. Hipkins, which expired on November 22, 2015. The employment agreement provides for a $200,000 annual base salary. Additional options and stock awards may be issued upon certain milestones and as determined by the Board. The Board has since raised Mr. Hipkins’ annual base salary to $350,000, and expects to further revise his terms of employment when he assumes the role as our Chief Executive Officer in May 2017.

Effective September 1, 2016, we entered into a Separation Agreement and Release with Mr. King. Mr. King continues to serve as a consultant to us to assist with the transition of roles for a period of 24 months from the date of his separation agreement. Mr. King continues to receive his annual base salary of $320,000 and full health care benefits, and received a one-time payment of $16,000 upon execution of his separation agreement, representing unused vacation for the 2015 calendar year. Mr. King’s existing equity awards continue to vest for the 24-month consulting period, after which time all unvested awards will be forfeited and all vested awards will be cancelled after a 90-day exercise period, provided that he delivers and does not revoke a general release of claims against the Company.

DESCRIPTION OF BENEFIT PLANS

After the acquisition of IPSA on February 9, 2015, we had two 401(k) plans which cover substantially all employees. We had a 401(k) plan in place prior to the acquisition and IPSA had a 401(k) plan as well. Effective in December 2016, we restated our plan to include all Eligible Employees as defined in the plan (“Restated Plan”). Plan participants in the Restated Plan can make voluntary contributions of compensation, subject to certain limitations. At our discretion, we may match a portion of employee contributions. We expensed as contributions to the plans for the years ended December 31, 2016 and 2015 approximately $49,000 and $50,000, respectively.

LIMITS ON LIABILITY AND INDEMNIFICATION

We provide Directors and Officers insurance for our current directors and officers.

Our certificate of incorporation eliminates the personal liability of our directors to the fullest extent permitted by law. The certificate of incorporation further provides that we will indemnify our officers and directors to the fullest extent permitted by law. We believe that this indemnification covers at least negligence on the part of the indemnified parties. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers, and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee reviews any related party transaction, as that term is defined in Item 404 of Regulation S-K, in which we or any of our directors, nominees for director, executive officers or holders of more than 5% of our common stock or any of their immediate family members, is, was or is proposed to be a participant. Our management is responsible for determining whether a transaction contains the characteristics described above requiring review by the Board.

Except for the transaction described below, or otherwise set forth in this Proxy Statement, none of our directors or executive officers and no holder of more than 5% of the outstanding shares of our common stock, and no member of the immediate family of any such director, officer or security holder, to our knowledge, had any material interest in any transaction during the fiscal year ended December 31, 2016, or in any currently proposed transaction, which would qualify as a related party transaction, as that term is defined in Item 404 of Regulation S-K.

On August 17, 2016, we issued an unsecured, non-convertible, promissory note to Mr. Grano in the principal amount of $500,000, bearing interest at the rate of 4% per annum and which is payable on or before September 30, 2017. As of June 21, 2017, the total amount outstanding for this note was $517,111.

On February 8, 2017, we issued an unsecured, non-convertible, promissory note to Mr. Grano in the principal amount of $245,000, bearing interest at the rate of 4% per annum and which is payable on or before February 9, 2018. As of June 21, 2017, the total amount outstanding for this note was $248,621.

From September 9, 2016 to March 31, 2017, we offered secured convertible promissory notes and warrants to purchase shares of our common stock to certain accredited investors. During this period, Mr. Gable purchased convertible notes totaling $4,500,000, and we issued warrants totaling 225,000. Interest accrues at 10.0% per annum and is payable quarterly. We have paid timely according to the quarterly schedule. On January 25, 2017, Mr. Grano purchased secured convertible notes in the principal amount of $250,000. We issued warrants to purchase 12,500 shares of common stock. Interest accrues at 10% per annum and is payable quarterly. We have paid timely according to the quarterly schedule.

PROPOSALS TO BE VOTED ON

PROPOSAL 1: ELECTION OF DIRECTORS

Our stockholders elect all of our directors annually. Our Nominating Subcommittee has selected ten nominees to serve as directors for the one-year term beginning immediately following the Annual Meeting, or until their successors, if any, are elected or appointed.

Our nominees for the election of directors at the Annual Meeting include our current Non-executive Chairman of the Board, our CEO, our COO and President, one non-independent director, and six independent directors, as defined by the NASDAQ Stock Market Rules.

Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies received FOR the election of each nominee named in this section. If any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board to fill the vacancy or for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Required Vote

The nominees will be elected by a majority of the votes cast in person or by proxy at the annual meeting, assuming a quorum is present. The Board will evaluate the circumstances of any Nominees who receive less than a majority of votes cast. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will have no effect on the election of directors.

THE NOMINEES

Name	Age	Current Title	Director Since
Joseph J. Grano, Jr. (1)	69	Director and Non-executive Chairman	2012
Kevin Carnahan	59	Director	2011
Eric Hipkins (2)	49	Director and CEO	2016
Anthony Sartor	74	Director	2014
Seymour Siegel	74	Director	2012
Dan Wachtler	46	Director, COO, and President	2015
Dieter Gable	48	Director Nominee	—
Colleen K. McKeown	54	Director Nominee	—
Richard Ledgett	59	Director Nominee
Norman Stout	59	Director Nominee	—

(1)
Mr. Grano was previously the Chief Executive Officer and is the Non-executive Chairman of the Board as of May 25, 2017
(2)
Mr. Hipkins is our Chief Executive Officer as of May 25, 2017

INFORMATION ABOUT THE NOMINEES

None of our directors or executive officers are related to any other director or executive officer. Our directors who hold any directorships in any other public company are identified under each individual biography provide above. All directors, except Mr. Grano, Mr. Wachtler, Mr. Hipkins, and Mr. Gable are independent directors as defined by the NASDAQ Stock Market Rules. Details on the background and qualifications of each of the directors are discussed above under the caption “Corporate Governance—Information About Our Director Nominees”.

The Board recommends that you vote your shares “FOR” each of these nominees.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Cherry Bekaert LLP (“CB”) was selected by the audit committee as our independent registered public accounting firm in January 2012, responsible for auditing our consolidated financial statements. CB is the second largest public accounting firm in the south and is in the top 30 nationally. CB has a significant presence in Charlotte, our former base of operations, and has strong practice experience not only as it relates to financial audit and reporting but with M&A and strategic planning. By selecting CB as our auditors we are positioned with a firm that has the expertise and capability to support us through our growth.

During the two most recent fiscal years and through the date of dismissal, we had no disagreements, whether or not resolved, with CB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to CB’s satisfaction, would have caused CB to make reference to the subject matter of the disagreement in connection with its report. There were no events otherwise reportable under Item 304(a)(1)(iv) of Regulation S-K.

During our two most recent fiscal years, we did not consult with CB regarding the application of accounting principles to a specific completed or contemplated transaction, except with respect to the acquisition of IPSA.

We do not anticipate that representatives of CB will attend the Annual Meeting.

Audit Fees and All Other Fees

The table below presents the fees paid to CB for the years ended December 31, 2016 and 2015:

	2016	2015
Audit Fees	$243,500	$165,500
Audit-Related Fees	$0	$0
Tax Fees	$7,500	$23,000
All Other Fees	$15,400(1)	$13,500(2)

(1)
Represents amounts paid to CB in connection with certain SEC filings
(2)
Represents amounts paid to CB in connection with our acquisition of IPSA.

Fees for professional services rendered in the audit of our annual consolidated financial statements and reviews of our consolidated financial statements including our quarterly reports on Form 10-Q by CB totaled approximately $243,500 in fiscal year 2016 and approximately $165,500 in fiscal year 2015. During fiscal year 2016 and 2015, we incurred other audit-related fees and tax fees of $7,500 and $23,000, respectively, related to tax compliance, planning, and advice including preparation of tax returns. by CB. In addition, we incurred other audit related fees of CB in relation to the IPSA acquisition which totaled approximately $220,000 during 2014 and up to the closing of the acquisition on February 9, 2015, of which $13,500 were incurred in 2015. Other fees associated with certain SEC filings totaled $15,400 in 2016.

Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services.

Consistent with the Sarbanes-Oxley Act and the SEC regulations promulgated there under, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services to be performed by our independent auditors.

Required Vote

The proposal to ratify the appointment of CB requires the affirmative vote of a majority of the votes cast at the annual meeting and entitled to vote on such proposal. Abstentions are not considered votes cast and have no effect on this proposal. Broker non-votes will have no effect on this proposal.

The Board of Directors recommends that you vote your shares FOR ratification of selection of
Cherry Bekaert LLP as our independent auditors for the 2017 fiscal year.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the consolidated financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the U.S., their judgments as to the quality, not just the acceptability, of our accounting principles, and such other matters as are required to be discussed with the Audit Committee under auditing standards of the Public Company Accounting Oversight Board (United States)(“PCAOB”). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and our Company, including the matters in the written disclosures provided to us by the independent auditors, as required by the PCAOB, and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.

Respectfully submitted May 1, 2017, by the members of the Audit Committee.

Gregory Morris, Kevin Carnahan, Seymour Siegel (Chair)

PROPOSAL 3: APPROVAL OF ADVISORY RESOLUTION
SUPPORTING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

General

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our stockholders to vote, on an advisory basis, on the compensation of our Named Executive Officers as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our Named Executive Officers. For purposes of this Proxy Statement, the following executives are referred to collectively as the “Named Executive Officers”: Joseph J. Grano, Jr., Dan Wachtler, Eric Hipkins, and Brian King. Effective September 1, 2016, the Company entered into a Separation Agreement and Release with Mr. King. We are required to hold a vote regarding the frequency of future nonbinding advisory votes relating to future Named Executive Officer compensation once every six years. At our 2013 Annual Meeting of Stockholders, our Stockholders voted to hold an annual non-binding advisory vote relating to the frequency of future non-binding advisory votes on resolutions approving future Named Executive Officers compensation. As such, we are now soliciting your non-binding advisory vote for the compensation of our Named Executive Officers.

Compensation Program and Philosophy

Our executive compensation program is designed to attract, reward and retain key employees, including our Named Executive Officers, who are critical to our long-term success. Following the review of our 2015 performance and executive officer compensation levels, our Compensation Committee and management reduced the annual compensation paid to our directors and certain of our executive officers voluntarily elected to reduce their salary for 2016 in order to better align their compensation with our performance. For additional information, stockholders are urged to read the “Executive Compensation” section of this Proxy Statement for greater detail about our executive compensation programs, including information about the fiscal year 2016 compensation of the Named Executive Officers.

We are asking the stockholders to indicate their support for the compensation of our Named Executive Officers as described in this Proxy Statement by voting in favor of the following resolution:

RESOLVED, that the stockholders approve the compensation of the Named Executive Officers of root9B Holdings, Inc., as disclosed in the “Executive Compensation”, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for our 2017 Annual Meeting of Stockholders.

Even though this say-on-pay vote is advisory and therefore will not be binding on us, the Compensation Committee and the Board value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of the Named Executive Officers, the Board will consider stockholder concerns and the Compensation Committee will evaluate what actions may be necessary or appropriate to address those concerns.

Required Vote

This proposal to approve, on an advisory basis, the compensation of our Named Executive Officers requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on such proposal. Abstentions are not considered present and are not entitled to vote with respect to this proposal and will, therefore, be treated as votes against this proposal. Broker non-votes with respect to this proposal will not be considered as present and not be entitled to vote on this proposal, which will therefore reduce the number of affirmative votes needed to approve this proposal.

The Board of Directors unanimously recommends a vote “FOR” supporting the compensation plan for our Named Executive Officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of June 21, 2017 with respect to the beneficial ownership of our outstanding common stock by (i) each person known to own beneficially more than 5% of each class of our securities; (ii) each of our Named Executive Officers and our directors; and (iii) all of our directors and executive officers as a group.

Unless otherwise indicated in the footnotes below, we believe the persons and entities named in the table have sole voting or investment power with respect to all shares owned. Additionally, unless otherwise indicated, the address of each person is care of root9B Holdings, Inc., 102 N. Cascade Avenue, Suite 220, Colorado Springs, Colorado 80903.

Name	Number of Shares of Common Stock Beneficially Owned	% of Class (1)
Joseph J. Grano Jr.(2)	509,018	8.10%
Dan Wachtler(3)	430,638	7.04%
Eric Hipkins(4)	237,162	3.81%
William Hoke(5)	10,000	0.16%
Isaac Blech(6)	73,947	1.21%
Miriam Blech(7)	622,098	9.74%
River Charitable Remainder Unitrust f/b/o Isaac Blech(8)	424,191	6.74%
Kevin Carnahan(9)	30,404	0.50%
Gregory Morris(10)	22,465	0.37%
Anthony Sartor(11)	26,064	0.43%
Seymour Siegel(12)	22,700	0.37%
Cary Sucoff(13)	45,874	0.75%
Brian King(14)	38,889	0.63%
Dieter Gable(15)	729,291	10.80%
All directors and named officers as a group ((2) thru (14))	2,493,450	32.32%

Wellington Management Group(16)	788,174	12.92%
Quad Capital Management(17)	612,337	9.99%

(1)
For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock they have the right to acquire within 60 days of June 21, 2017. The number and percentage of shares beneficially owned are based on 6,100,275 shares of common stock issued and outstanding as of June 21, 2017. When computing beneficial ownership percentages, shares of common stock that may be acquired within 60 days are considered outstanding for that holder only, not for any other holder.
(2)
Includes 33,333 shares received in the acquisition of Ecological, LLC by us and 30,481 received in the acquisition of IPSA International by us. The shares are registered in the name of Centurion Holdings, LLC, of which Mr. Grano is a controlling member. Also includes 146,537 shares of common stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of June 21, 2017. Also includes 25,000 shares of common stock associated with a convertible note and the related warrants to purchase 12,500 shares of common stock. Also includes 178,774 shares received in the acquisition of Ecological, LLC by us which are registered in the name of “Joseph C. Grano and Robert H. Silver, Trustees of The Grano Children’s Trust dated December 13, 2012, and beneficially owned per a swap agreement in the Trust. Also includes 21,133 shares that were purchased in the open market and 61,260 shares of common stock as a result of exercised stock options.
(3)
Includes 399,934 shares received in the acquisition of IPSA International Inc. by us, of which Mr. Wachtler was the CEO and Chairman. Also includes 15,352 shares of common stock and warrants to purchase 15,352 shares held by DWW Family Trust, of which Dan Wachtler is the Trustee.
(4)
Includes 113,214 shares received in the acquisition of root9B, LLC by us, of which Mr. Hipkins was the CEO. Also includes 123,948 shares of common stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of June 21, 2017.

(5)
Includes 10,000 shares of common stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of June 21, 2017.
(6)
Includes 52,282 shares of common stock received in the acquisition of GreenHouse Holdings. Also includes 18,332 shares of common stock issuable upon exercise of stock options and 3,333 shares of common stock issuable upon exercise of warrants that are currently exercisable or exercisable within 60 days of June 21, 2017. See Footnotes (7) and (8).
(7)
Includes 336,384 shares of common stock resulting from the conversion of the previously held Preferred Series C Shares. Also includes 285,714 shares of common stock issuable upon exercise of stock warrants that are currently exercisable or exercisable within 60 days of June 21, 2017. Does not include shares of common stock owned or issuable upon the exercise of warrants beneficially owned by River Charitable Remainder Unitrust f/b/o Isaac Blech (the “Trust”), of which Isaac Blech is the sole trustee. Miriam Blech is Isaac Blech’s wife and a beneficiary under the Trust. Mrs. Blech disclaims beneficial ownership of the shares held by the Trust, except to the extent of any pecuniary interest therein. Mr. Blech disclaims beneficial interest in the shares held by Mrs. Blech. See Footnotes (6) and (8).
(8)
Includes 233,715 shares of common stock resulting from the conversion of the previously held Preferred Series C Shares. Also includes 190,476 shares of common stock issuable upon exercise of stock warrants that are currently exercisable or exercisable within 60 days of June 21, 2017. Does not include shares of common stock owned or issuable upon the exercise of warrants beneficially owned by Miriam Blech. The sole trustee of the Trust is Isaac Blech, who has sole voting and dispositive power of the Trust. The beneficiaries of the Trust are Miriam and Isaac Blech. Mr. Blech disclaims beneficial ownership of the shares held by Mrs. Blech, except to the extent of the any pecuniary interest therein. See Footnotes (6) and (7).
(9)
Includes 20,517 shares of common stock. Also includes 8,332 shares of common stock issuable upon exercise of stock options and 1,555 shares of common stock issuable upon exercise of warrants that are currently exercisable or exercisable within 60 days of June 21, 2017.
(10)
Includes 800 shares of common stock. Also includes 18,332 shares of common stock issuable upon exercise of stock options and 3,333 shares of common stock upon exercise of warrants that are currently exercisable or exercisable within 60 days of June 21, 2017.
(11)
Includes 4,400 shares of common stock. Also includes 21,664 shares of common stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of June 21, 2017.
(12)
Includes 2,701 shares of common stock. Also includes 19,999 shares of common stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of June 21, 2017.
(13)
Includes 25,209 shares of common stock. Also includes 17,332 shares of common stock issuable upon exercise of stock options and 3,333 shares of common stock upon the exercise of warrants that are currently exercisable or exercisable within 60 days of June 21, 2017.
(14)
Includes 33,364 shares of common stock. Also includes 38,889 shares of common stock issuable upon exercise of stock options.
(15)
Includes 25,691 shares of common stock. Also includes 51,800 shares of common stock and 201,800 shares of common stock issuable upon exercise of warrants and 300,000 shares of common stock issuable upon conversion of convertible notes owned by the Gable Family Trust, of which Dieter Gable is the Trustee Also includes 100,000 shares of common stock issuable upon the conversion of convertible notes and 50,000 shares of common stock issuable upon the exercise of warrants owned by Centriole Reinsurance Company, LTD., of which Dieter Gable has control.
(16)
Wellington Management Company LLP (“Wellington”) has shared voting power and dispositive power with respect to 788,174 shares of common stock. Wellington’s address is 280 Congress Street, Boston MA 02210. Additionally, Wellington, an investment advisor, lists Ithan Creek as a client and has included Ithan Creek’s holding in its beneficial ownership claim.
(17)
Pursuant to the Schedule 13-G filed on April 26, 2017 and beneficial ownership reports filed on Form 4, Quad Capital Management Advisors LLC (“Quad”) may be deemed to beneficially own 763,056 shares. This amount includes 582,753 shares and 80,303 shares obtainable upon exercise of warrants and 100,000 shares obtainable upon conversion of convertible notes. Quad is subject to a 9.99% beneficial ownership limitation with respect to its warrants and convertible notes. This beneficial ownership limitation prohibits Quad from acquiring shares of common stock upon conversion of the warrants to purchase our common stock held by Quad to the extent that, upon such exercise, the number of shares of common stock then beneficially owned by Quad would exceed 9.99% of the total number of shares of common stock then issued and outstanding. The shares underlying these convertible securities that would not be issuable due to this limitation have been excluded from the beneficial ownership percentage calculations. As a result, Quad can obtain up to 29,624 shares by exercising warrants or converting notes. The address of the principal business office of Quad is 77 Water Street, 16th Floor, New York, New York 10005. John Guarino, a managing member of Quad Capital Management Advisors, may be deemed to beneficially own 786,079 shares, which includes the 763,056 shares beneficially owned by Quad Capital as well as 18,478 shares and 4,545 shares obtainable upon exercise of warrants directly held by Mr. Guarino. Guerino Ciampi, a managing member of Quad Capital Management Advisors, may be deemed to beneficially own 1,021,550 shares, which includes the 763,056 shares beneficially owned by Quad Capital as well as 97,888 shares and 60,606 shares obtainable upon exercise of warrants and 100,000 shares obtainable upon conversion of convertible notes directly held by Mr. Ciampi.

OTHER MATTERS

The Board does not intend to present any other items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named as your proxies will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy. As of the date of this Proxy Statement, we are unaware of any other matters to be presented at the Annual Meeting.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person who has been one of our directors or executive officers at any time since the beginning of our fiscal year as of December 31, 2016 and no associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon other than the approval of compensation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16 of the Exchange Act, our directors and executive officers and beneficial owners of more than 10% of any class of our equity securities are required to file certain reports, within specified time periods, indicating their holdings of and transactions in any class of equity securities and derivative securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of any such reports provided to us and written representations from such persons regarding the necessity to file any such reports, all filings were current as of our fiscal year ended December 31, 2016, except for (i) two late reports filed by Mr. Sucoff on February 11, 2016 and March 7, 2016, (ii) one late report filed by Mr. Effinger on January 22, 2016, and (iii) one late report filed by Mr. Hipkins on December 12, 2016.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for stockholders and cost savings for companies.

Although we do not intend to household for our stockholders of record, some brokers household our proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or if you are receiving multiple sets of proxy materials and wish to receive only one, please notify your broker. Stockholders who currently receive multiple sets of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

STOCKHOLDER PROPOSALS

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in the applicable rules of the Securities and Exchange Commission. For a stockholder proposal to be included in our proxy materials for the 2017 annual meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, no later than March 2, 2018.

Stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal in advance. For stockholder proposals other than the election of director, we must receive notice of the proposal, along with additional information outlined in our Second Amended and Restated Bylaws, not later than 60 days nor earlier than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting, or not later than May 20, 2018 nor earlier than April 20, 2018. For stockholder nominations of director, we must receive notice of the nomination, along with additional information outlined in our Second Amended and Restated Bylaws, not later than 45 days nor earlier than 75 days prior to the first anniversary of the date of the preceding year’s annual meeting, or not later than June 4, 2018 nor earlier than May 5, 2018. In either case, if the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the first anniversary of the previous year’s annual meeting, we must receive notice of a stockholder’s proposal or nomination not later than the close of business on the later of the 30th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. Proposals received after such time will be considered untimely.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with that act, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F. Street NE, Washington, DC 20549 or may be accessed at www.sec.gov.

You should rely only on the information contained in this Proxy Statement, including the annexes attached hereto or the information incorporated by reference herein, to vote your shares at the 2017 Annual Meeting. We have not authorized anyone to provide you with information that differs from that contained in this Proxy Statement. This Proxy Statement is dated June 30, 2017. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date, and the mailing of this Proxy Statement to stockholders will not create any implication to the contrary.

ROOT9B HOLDINGS, INC.
2017 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby appoints each of Howard Jacobs and Bill Hoke as proxies, acting jointly and severally, with full power of substitution, for and in the name of the undersigned to vote all shares of common stock, par value $.001 per share, of root9B Holdings, Inc., that the undersigned would be entitled to vote if present in person at the annual meeting of shareholders to be held on 10:30 a.m. Mountain Daylight Time on July 19, 2017, at the Offices of root9b, 90 S. Cascade Ave., Suite 830 Colorado Springs, CO. 80903, and at any adjournment, on the matters described in the accompanying proxy statement and on any such other matters as may properly come before the annual meeting. The proxies are directed to vote or refrain from voting as checked on the reverse side on the matters listed on the reverse side, and otherwise may vote in their discretion.

This proxy granted by this proxy card will be voted in the manner directed on the reverse side by the undersigned shareholder. If no direction is specified, this proxy will be voted FOR proposals 1, 2 and 3. With respect to any other matters that properly come before the annual meeting, the proxies may vote at their discretion. The Board currently knows of no other business that will come before the annual meeting. If at the time of the annual meeting any of the nominees listed on this proxy card are unable to serve, this proxy will be voted for any other person or persons, if any, that the Board designates.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Continued and to be signed on reverse side

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on July 19, 2017.
The proxy statement and our 2016 Annual Report to Shareholders are available at:
http://www.viewproxy.com/root9b/2017

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3

1. Election of the following director nominees to serve for the following year and until their successors are elected:

Nominees are:

(01) Joseph J. Grano, Jr.	(03) Daniel Wachtler	(05) Tony Sartor	(07) Norman Stout	(09) Dieter Gable
(02) Seymour Seigel	(04) Eric Hipkins	(06) Kevin Carnahan	(08) Colleen McKeown	(10) Richard Ledgett

☐ FOR all nominees ☐ WITHHELD from all nominees ☐ FOR, except vote withheld from the following nominees: ______________________

☐ FOR ☐ AGAINST ☐ ABSTAIN

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

Please indicate if you plan to attend this meeting ☐

☐ FOR ☐ AGAINST ☐ ABSTAIN

Please sign, date and return promptly in the enclosed envelope.

Date ______________________

Signature ______________________

Signature ______________________
(Joint Owners)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

CONTROL NUMBER

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or telephone.

INTERNET

Vote Your Proxy on the Internet:
Go to
www.AALvote.com/RTNBAM

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:
Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.